EXHIBIT 10.1

FIRST AMENDMENT

TO THE

TETRA TECHNOLOGIES, INC.

1998 DIRECTOR STOCK OPTION PLAN

(AS AMENDED THROUGH JUNE 27, 2003)

THIS FIRST AMENDMENT TO THE TETRA TECHNOLOGIES, INC. 1998 DIRECTOR STOCK OPTION PLAN (AS AMENDED THROUGH JUNE 27, 2003) (this “First Amendment”) is made and adopted by TETRA Technologies, Inc., a Delaware corporation (the “Company”), this 16th day of December, 2005, to be effective as of August 21, 2003.

WHEREAS, the Company has previously adopted the TETRA Technologies, Inc. 1998 Director Stock Option Plan (As Amended Through June 27, 2003) (the “Plan”) providing for stock option awards to the Company’s non-employee directors in accordance with the terms set forth therein; and

WHEREAS, on August 21, 2003, the Company effected a 3-for-2 stock split, in the form of a stock dividend, and consistent with the increase in the number of remaining shares available under the Plan as a result of the stock split, the Management and Compensation Committee of the Board approved and the Company, as authorized by the Board, implemented an increase in the amount of the annual award from 8,000 shares to 12,000 shares, commencing with the annual awards provided for under the Plan for 2004; and

WHEREAS, pursuant to Article X of the Plan, which provides that the Board may amend the Plan from time to time, the Board desires to formally amend the Plan to reflect the previously authorized increase in the annual awards provided for under the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1. Amendment to Article III. Article III is amended to include the following defined term:

“‘August 2003 Split Date’ means August 21, 2003.”

2. Amendment to Article V.A. Article V.A. is amended by deleting the second sentence thereof and inserting in its place the following:

“After the Restatement Date and prior to the August 2003 Split Date, and subject to Article VI below, each Director on his Initial Grant Date and on each Annual Grant Date thereafter prior to the August 2003 Split Date shall receive a grant of an Option to purchase 8,000 shares of Stock. After the August 2003 Split Date and subject to Article VI below, each Director on his Initial Grant Date and on each Annual Grant Date thereafter shall receive a grant of an Option to purchase 12,000 shares of Stock.”

3. Amendment to Article VI. Article VI is amended by deleting the second paragraph thereof and inserting in its place the following:

“A Director who first becomes a member of the Board after January 1, 2003 but before January 1, 2004 shall receive, on his first Annual Grant Date following the date on which he became a member of the Board, an Option to purchase the number of shares of Stock equal to the product of 8,000 and a fraction, the numerator of which is the number of days during the year preceding such first Annual Grant Date that such Director served as a member of the Board and the denominator of which is 365; provided, however, that any Director who becomes a member of the Board during 2003 shall receive, on his first Annual Grant Date in 2004, an Option to purchase the number of shares of Stock equal to the product of 12,000 and a fraction, the numerator of which is the number of days during 2003 that such Director served as a member of the Board and the denominator of which is 365.

“A Director who first becomes a member of the Board after January 1, 2004 shall receive, on his first Annual Grant Date following the date on which he became a member of the Board, an Option to purchase the number of shares of Stock equal to the product of 12,000 and a fraction, the numerator of which is the number of days during the year preceding such Initial Grant Date that such Director served as a member of the Board and the denominator of which is 365.”

4. Governing Law. Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this Amendment shall be read, taken and construed as one and the same instrument. This Amendment is to be governed by and construed in accordance with the laws of the State of Delaware.

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